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                                                                    EXHIBIT 4.10



                         AMENDMENT TO CREDIT AGREEMENT


     THIS AMENDMENT TO CREDIT AGREEMENT ("Amendment") dated as of February 10, 1997 (the "Amendment Effective Date") is made and entered into by and among DRILEX INTERNATIONAL, INC., a Delaware corporation, DRILEX SYSTEMS, INC., a Delaware corporation, DRILEX SYSTEMS LIMITED, a company incorporated in Scotland under the Companies Act, COBB DIRECTIONAL DRILLING COMPANY, L.L.C., a Delaware limited liability company, and SHAREWELL, INC., a Delaware corporation (collectively, the "Borrowers") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Lender"), a national banking association.

RECITALS:

     WHEREAS, the Borrowers and the Lender are parties to an Amended and Restated Credit Agreement dated as of September 16, 1996 (the "Credit Agreement"); and

     WHEREAS, the Borrowers and the Lender have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, IT IS AGREED:

     Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

     Section 2. Amendments to the Credit Agreement. On and after the Amendment Effective Date,

     (a) The definition of "Maximum Commitment" set forth in Section 1.1 is hereby amended to read in its entirety as follows:

           Maximum Commitment shall mean $20,000,000, subject to reduction as provided in Section 2.5.

     (b) The definition of "Net Capital Expenditures" set forth in Section 1.1 is hereby amended to read in its entirety as follows:

           Net Capital Expenditures shall mean, for any period, the excess (if any) of (a) Capital Expenditures of such period over (b) the net cash proceeds received by the Dollar
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     Borrowers in connection with the sale of their common stock, preferred stock and Subordinated Indebtedness and applied, during such period, to pay Capital Expenditures minus expenditures for the acquisition of a business during such period; in no event may "Net Capital Expenditures" be negative. "Net Capital Expenditures" shall not include (i) Capital Expenditures which are paid by customers of the applicable Borrower resulting from "lost in hole" equipment or (ii) Capital Expenditures during the fiscal year 1997 not exceeding $5,800,000, in the aggregate, for the purchase of MWD systems. The computation under item (b) above shall specifically include expenditures for certain measurement-while-drilling equipment amounting to $2,378,000 for the month of September, 1996 and $2,336,000 for the month of November, 1996.

     Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Credit Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Credit Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling. The representations and warranties made in each Credit Document are true and correct in all material respects on and as of the Amendment Effective Date.

     Section 4. Payment of Expenses. The Borrowers agree, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Lender harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Lender, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Credit Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

     Section 5. Governing Law. This Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

     Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


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     Section 7.  Entire Agreement.  This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Amendment.

     Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

     Section 9. Amended Definitions. As used in the Credit Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Amendment Effective Date the term (i) "Agreement" shall mean the Credit Agreement as amended by this Amendment, and (ii) references to any and all other Credit Documents shall mean such documents as amended as contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.


                NOTICE PURSUANT TO TEX. BUS. & COMM. CODE (S)26.02


     THIS AMENDMENT AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                                  DRILEX INTERNATIONAL, INC.,
                                                  a Delaware corporation

                                                       /s/ JOHN FORREST
                                                  By: __________________________
                                                  Name:  John Forrest
                                                        ________________________
                                                  Title: President
                                                         _______________________

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

                                            DRILEX SYSTEMS, INC.,
                                            a Texas corporation


                                                 /s/ JOHN FORREST
                                            By: _____________________________
                                            Name:  John Forrest
                                                  ___________________________
                                            Title: President
                                                   __________________________


                                            COBB DIRECTIONAL DRILLING
                                            COMPANY, L.L.C., a Delaware limited
                                            liability company

                                            By:  Drilex Holding Corp.,
                                                 a Delaware corporation,
                                                 Member


                                                       /s/ JOHN  FORREST
                                                  By: _______________________
                                                  Name:  John Forrest
                                                        _____________________
                                                  Title: President
                                                         ____________________


                                            By:  Drilex Systems, Inc.,
                                                 a Texas corporation,
                                                 Member


                                                      /s/ JOHN FORREST
                                                 By: ________________________
                                                 Name:  John Forrest
                                                       ______________________
                                                 Title: President
                                                        _____________________


                                            SHAREWELL, INC.,
                                            a Delaware corporation


                                                 /s/ JOHN FORREST
                                            By: _____________________________
                                            Name:  John Forrest
                                                  ___________________________
                                            Title: Chief Executive Officer
                                                   __________________________



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                                            TEXAS COMMERCE BANK NATIONAL
                                            ASSOCIATION, a national banking
                                            association

                                                 /s/ MONA M. FOCH
                                            By: _____________________________
                                            Name:  Mona M. Foch
                                                  ___________________________
                                            Title: Vice President
                                                   __________________________



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